Exhibit 99.2

     FINANCIAL SUPPLEMENT TO THIRD QUARTER 2010 EARNINGS RELEASE

Summary

Quarterly loss of $0.17 per diluted share reflects disposition of problem assets and continued de-risking of balance sheet; core business performance continues to improve

•

Significant third quarter drivers include: $1.0 billion in asset dispositions, including a $350 million bulk land sale of distressed assets; $760 million loan loss provision, up $109 million linked quarter

•	Pre-tax pre-provision net revenue (“PPNR”) impacted by higher credit-related costs and the impact of Reg E

Proactive sales efforts; continued de-risking of balance sheet

•	Non-performing loans, excluding loans held for sale, decreased $101 million or 3% linked quarter, and were the primary driver of an overall decline in non-performing assets

•

Net charge-offs increased $108 million to $759 million, or an annualized 3.52% of loans as compared to second quarter’s 2.99%. Increase in charge-offs reflects the company’s efforts to continue to de-risk the balance sheet.

•	Allowance for loan losses increased 6 bps to 3.77%; loan loss provision essentially equaled net charge-offs

•	Allowance coverage ratio (ALL/NPL, excluding loans held for sale) rose to 0.94x as of September 30, 2010, as compared to 0.92x at June 30, 2010

Continued emphasis on the customer

•	Opened approximately 762,000 new checking accounts year-to-date; expecting to exceed 2009’s record level of 1,000,000 new accounts

•	Customer retention remains well above the industry norm and is at a historical high

•	Gallup continues to identify Regions as a top-declile performer in customer loyalty

Funding mix continues to improve; Increase in net interest margin reflects steady loan yields and declining deposit costs

•	Net interest income increased $12 million linked quarter despite a 3% decline in average earning assets

•	Improving deposit costs continue to benefit the net interest margin, which rose 9 basis points linked quarter to 2.96%

•	Ending low-cost deposits increased $854 million; low-cost deposit rates declined 6 basis points to 0.17%

•	Total deposit costs declined 9 bps linked quarter to 0.70%; down 56 basis points year-over-year

•

Loans outstanding declined $1.5 billion or 2% linked quarter, which was a slower decline as compared to recent quarters; decline reflects de-risking efforts, particularly involving investor real estate, which decreased another $1.5 billion in the third quarter

•

Success in commercial and industrial segments, such as energy, franchise restaurant, healthcare and transportation was the driver in the 2% increase in the commercial and industrial loan portfolio; first increase in commercial and industrial loan balances since 2Q09

Steady non-interest revenue; Higher credit-related costs impact non-interest expenses

•	Non-interest revenues decreased 1% linked quarter, primarily driven lower by impact from Regulation E

•	Service charge income declined $8 million or 3% linked quarter, as revenue was impacted by changes associated with Regulation E, which was fully implemented in the third quarter

•

The actual impact from Regulation E changes, which was previously estimated at $72 million for the second half of 2010, will be less than previously forecasted; impact is now expected to be between $50 - $60 million, with approximately $16 million being reflected in the quarter ended September 30, 2010

•	Brokerage income increased $3 million to $257 million, driven by solid fixed income capital markets activity

•	Mortgage income increased $3 million linked quarter, driven by a record number of mortgage originations as customers took advantage of low rates and refinanced

•	Non-interest expenses, as adjusted for prior quarter’s regulatory charge, increased $37 million, or 3 percent linked quarter due to a rise in credit-related costs

•

Other real estate owned (“OREO”) expense and gains/losses on loans held for sale (included in other non-interest expense) increased $31 million linked quarter, which reflected approximately $30 million in losses related to the bulk sale of undeveloped land

Gulf Oil Spill

•	Customer Assistance Program continues to assist customers in need of financial support, including those impacted by the Gulf oil spill

•

Based on updated stress testing conducted this quarter and discussions with our borrowers, the company has lowered its estimate of potential future losses to be a maximum of $20 million, significantly less than the initial estimate of $100 million

Solid capital position

•	Tier 1 capital ratio of 12.1% (1);

•	Tier 1 common ratio of 7.6% (1)

•	As the rules are currently being interpreted, Basel III is expected to have a minimal impact to Regions

•	Tangible common stockholders’ equity to tangible assets of 6.13%

(1)	estimated

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ amounts in millions)	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Assets:
Cash and due from banks	$1,898	$2,097	$2,252	$2,052	$2,101
Interest-bearing deposits in other banks	3,852	4,562	4,295	5,580	5,902
Federal funds sold and securities purchased under agreements to resell	1,137	752	324	379	366
Trading account assets	1,580	1,261	1,238	3,039	1,388
Securities available for sale	23,555	24,166	24,219	24,069	21,030
Securities held to maturity	26	28	30	31	39
Loans held for sale	1,587	1,162	1,048	1,511	1,470
Loans, net of unearned income	84,420	85,945	88,174	90,674	92,754
Allowance for loan losses	(3,185)	(3,185)	(3,184)	(3,114)	(2,627)

Net loans	81,235	82,760	84,990	87,560	90,127
Other interest-earning assets	1,043	1,082	819	734	839
Premises and equipment, net	2,564	2,588	2,637	2,668	2,694
Interest receivable	512	466	503	468	499
Goodwill	5,561	5,561	5,559	5,557	5,557
Mortgage servicing rights (MSRs)	204	220	270	247	216
Other identifiable intangible assets	414	443	472	503	535
Other assets	8,330	8,192	8,574	7,920	7,223

Total Assets	$133,498	$135,340	$137,230	$142,318	$139,986

Liabilities and Stockholders’ Equity:
Deposits:
Non-interest-bearing	$25,300	$22,993	$23,391	$23,204	$21,226
Interest-bearing	69,678	73,257	74,941	75,476	73,654

Total deposits	94,978	96,250	98,332	98,680	94,880
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	2,451	1,929	1,687	1,893	2,633
Other short-term borrowings	1,210	1,035	997	1,775	2,653

Total short-term borrowings	3,661	2,964	2,684	3,668	5,286
Long-term borrowings	14,335	15,415	15,683	18,464	18,093

Total borrowed funds	17,996	18,379	18,367	22,132	23,379
Other liabilities	3,361	3,248	2,893	3,625	3,235

Total Liabilities	116,335	117,877	119,592	124,437	121,494
Stockholders’ equity:
Preferred stock, Series A	3,370	3,360	3,351	3,343	3,334
Preferred stock, Series B	—	—	259	259	278
Common stock	13	13	12	12	12
Additional paid-in capital	19,047	19,038	18,781	18,781	18,754
Retained earnings (deficit)	(4,070)	(3,849)	(3,502)	(3,235)	(2,618)
Treasury stock, at cost	(1,405)	(1,405)	(1,407)	(1,409)	(1,411)
Accumulated other comprehensive income, net	208	306	144	130	143

Total Stockholders’ Equity	17,163	17,463	17,638	17,881	18,492

Total Liabilities and Stockholders’ Equity	$133,498	$135,340	$137,230	$142,318	$139,986

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

($ amounts in millions, except per share data)	Quarter Ended
	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Interest income on:
Loans, including fees	$919	$930	$945	$981	$1,047
Securities:
Taxable	214	224	242	256	232
Tax-exempt	—	—	1	1	6

Total securities	214	224	243	257	238
Loans held for sale	10	9	8	12	12
Federal funds sold and securities purchased under agreements to resell	1	1	—	1	—
Trading account assets	8	9	12	30	10
Other interest-earning assets	6	7	7	7	7

Total interest income	1,158	1,180	1,215	1,288	1,314
Interest expense on:
Deposits	167	194	242	280	301
Short-term borrowings	3	2	3	9	9
Long-term borrowings	120	128	139	149	159

Total interest expense	290	324	384	438	469

Net interest income	868	856	831	850	845
Provision for loan losses	760	651	770	1,179	1,025

Net interest income (loss) after provision for loan losses	108	205	61	(329)	(180)
Non-interest income:
Service charges on deposit accounts	294	302	288	299	300
Brokerage, investment banking and capital markets	257	254	236	257	252
Mortgage income	66	63	67	46	76
Trust department income	49	49	48	48	49
Securities gains (losses), net	2	—	59	(96)	4
Other	82	88	114	164	91

Total non-interest income	750	756	812	718	772
Non-interest expense:
Salaries and employee benefits	582	560	575	566	578
Net occupancy expense	110	110	120	114	121
Furniture and equipment expense	75	79	74	74	83
Other-than-temporary impairments	1	—	1	—	3
Regulatory charge	—	200	—	—	—
Other	395	377	460	465	458

Total non-interest expense	1,163	1,326	1,230	1,219	1,243

Income (loss) before income taxes	(305)	(365)	(357)	(830)	(651)
Income tax benefit	(150)	(88)	(161)	(287)	(274)

Net income (loss)	$(155)	$(277)	$(196)	$(543)	$(377)

Net income (loss) available to common shareholders	$(209)	$(335)	$(255)	$(606)	$(437)

Weighted-average shares outstanding—during quarter:
Basic	1,257	1,200	1,194	1,191	1,189
Diluted	1,257	1,200	1,194	1,191	1,189
Actual shares outstanding—end of quarter	1,256	1,256	1,192	1,193	1,188
Earnings (loss) per common share (1):
Basic	$(0.17)	$(0.28)	$(0.21)	$(0.51)	$(0.37)
Diluted	$(0.17)	$(0.28)	$(0.21)	$(0.51)	$(0.37)
Cash dividends declared per common share	$0.01	$0.01	$0.01	$0.01	$0.01
Taxable-equivalent net interest income from continuing operations	$876	$863	$839	$857	$853

(1)	Includes preferred stock dividends.

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

($ amounts in millions, except per share data)	Nine Months Ended September 30
	2010	2009
Interest income on:
Loans, including fees	$2,794	$3,218
Securities:
Taxable	680	710
Tax-exempt	1	18

Total securities	681	728
Loans held for sale	27	43
Federal funds sold and securities purchased under agreements to resell	2	2
Trading account assets	29	32
Other interest-earning assets	20	21

Total interest income	3,553	4,044
Interest expense on:
Deposits	603	997
Short-term borrowings	8	45
Long-term borrowings	387	517

Total interest expense	998	1,559

Net interest income	2,555	2,485
Provision for loan losses	2,181	2,362

Net interest income after provision for loan losses	374	123
Non-interest income:
Service charges on deposit accounts	884	857
Brokerage, investment banking and capital markets	747	732
Mortgage income	196	213
Trust department income	146	143
Securities gains, net	61	165
Other	284	927

Total non-interest income	2,318	3,037
Non-interest expense:
Salaries and employee benefits	1,717	1,703
Net occupancy expense	340	340
Furniture and equipment expense	228	237
Other-than-temporary impairments (1)	2	75
Regulatory charge	200	—
Other	1,232	1,177

Total non-interest expense (2)	3,719	3,532

Income (loss) before income taxes	(1,027)	(372)
Income tax expense (benefit)	(399)	116

Net income (loss)	(628)	(488)

Net income (loss) available to common shareholders	($799)	($655)

Weighted-average shares outstanding—year-to-date:
Basic	1,217	921
Diluted	1,217	921
Actual shares outstanding—end of period	1,256	1,188
Earnings (loss) per common share (3):
Basic	$(0.66)	$(0.71)
Diluted	$(0.66)	$(0.71)
Cash dividends declared per common share	$0.03	$0.12
Taxable equivalent net interest income from continuing operations	$2,578	$2,510

(1)	Includes $266 million of gross charges, net of $191 million noncredit related portion recognized in other comprehensive income (loss), in 2009. The corresponding 2010 amounts are immaterial.
(2)	The securities for which noncredit other-than-temporary impairments were taken in 2Q09 were sold in 4Q09. Realized losses on the sales are reported with securities gains (losses), net.
(3)	Includes preferred stock dividends.

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Average Daily Balances and Yield/Rate Analysis

($ amounts in millions; yields on taxable-equivalent basis)

Quarter Ended
	9/30/10			6/30/10			3/31/10			12/31/09			9/30/09
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$1,096	$1	0.48%	$345	$1	0.42%	$373	$—	0.39%	$364	$1	0.35%	$597	$—	0.42%
Trading account assets	1,214	9	3.05	1,186	9	3.24	1,288	13	3.99	2,827	31	4.33	1,101	10	3.59
Securities:
Taxable	23,863	214	3.56	23,862	224	3.77	23,811	242	4.11	23,061	256	4.41	19,177	232	4.79
Tax-exempt	39	—	—	41	—	—	51	1	9.35	135	2	7.42	463	8	6.52
Loans held for sale	1,213	10	3.11	1,031	9	3.29	1,392	8	2.46	1,494	12	2.99	1,522	12	3.25
Loans, net of unearned income	85,616	926	4.29	87,266	936	4.30	89,723	952	4.30	91,766	986	4.27	94,354	1,053	4.43
Other interest-earning assets	4,308	6	0.55	6,745	8	0.46	5,973	7	0.46	5,566	7	0.48	6,841	7	0.40

Total interest-earning assets	117,349	1,166	3.94	120,476	1,187	3.95	122,611	1,223	4.04	125,213	1,295	4.10	124,055	1,322	4.23
Allowance for loan losses	(3,223)			(3,215)			(3,144)			(2,772)			(2,393)
Cash and due from banks	2,059			2,112			2,181			2,206			2,113
Other non-earning assets	17,544			17,912			17,917			16,486			16,530

	$133,729			$137,285			$139,565			$141,133			$140,305

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$4,517	1	0.08	$4,478	1	0.08	$4,215	1	0.13	$4,064	1	0.14	$4,038	1	0.13
Interest-bearing transaction accounts	13,606	7	0.20	15,651	8	0.21	15,709	11	0.27	14,279	11	0.29	13,934	10	0.27
Money market accounts	28,088	22	0.31	27,302	32	0.46	25,715	40	0.64	23,808	38	0.63	23,107	35	0.61
Time deposits	25,161	137	2.16	26,933	153	2.29	29,779	190	2.58	32,046	230	2.84	32,584	255	3.10

Total interest-bearing deposits (1)	71,372	167	0.93	74,364	194	1.05	75,418	242	1.30	74,197	280	1.49	73,663	301	1.62
Federal funds purchased and securities sold under agreements to repurchase	2,176	1	0.17	1,798	1	0.17	1,989	1	0.19	3,089	5	0.60	2,649	1	0.11
Other short-term borrowings	866	2	0.74	847	1	0.65	1,086	2	0.81	1,849	4	0.91	2,721	8	1.26
Long-term borrowings	14,878	120	3.20	15,933	128	3.21	17,417	139	3.24	18,326	149	3.24	18,250	159	3.45

Total interest-bearing liabilities	89,292	290	1.29	92,942	324	1.40	95,910	384	1.62	97,461	438	1.78	97,283	469	1.91

Net interest spread			2.65			2.55			2.42			2.32			2.32

Non-interest-bearing deposits (1)	23,706			23,688			22,817			22,149			21,122
Other liabilities	3,349			3,063			3,040			3,275			3,288
Stockholders’ equity	17,382			17,592			17,798			18,248			18,612

	$133,729			$137,285			$139,565			$141,133			$140,305

Net interest income/margin FTE basis		$876	2.96%		$863	2.87%		$839	2.77%		$857	2.72%		$853	2.73%

(1)	Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.70%, 0.79%, 1.00%, 1.15% and 1.26% for the quarters ended September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009 and September 30, 2009, respectively.

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Average Daily Balances and Yield/Rate Analysis

($ amounts in millions; yields on taxable equivalent basis)

	Nine Months Ended September 30
	2010			2009
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$608	$2	0.45%	$550	$2	0.57%
Trading account assets	1,229	31	3.33	1,185	34	3.80
Securities:
Taxable	23,845	680	3.81	19,263	710	4.92
Tax-exempt	43	1	3.77	570	27	6.38
Loans held for sale	1,212	27	3.03	1,709	43	3.37
Loans, net of unearned income	87,520	2,814	4.30	95,453	3,232	4.53
Other earning assets	5,669	21	0.51	7,385	21	0.38

Total interest-earning assets	120,126	3,576	3.98	126,115	4,069	4.31
Allowance for loan losses	(3,194)			(2,061)
Cash and due from banks	2,116			2,258
Other non-earning assets	17,790			16,995

	$136,838			$143,307

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$4,404	3	0.10	$3,958	4	0.12
Interest-bearing transaction accounts	14,981	26	0.23	14,370	30	0.28
Money market accounts	27,044	94	0.47	22,157	145	0.88
Time deposits	27,274	480	2.35	32,972	818	3.32
Other	—	—	—	417	—	0.11

Total interest-bearing deposits (1)	73,703	603	1.09	73,874	997	1.81
Federal funds purchased and securities sold under agreements to repurchase	1,988	3	0.18	3,192	7	0.30
Other short-term borrowings	932	5	0.74	6,368	38	0.80
Long-term borrowings	16,067	387	3.22	18,676	517	3.70

Total interest-bearing liabilities	92,690	998	1.44	102,110	1,559	2.04

Net interest spread			2.54			2.27

Non-interest bearing deposits (1)	23,407			20,154
Other liabilities	3,163			3,430
Stockholders’ equity	17,578			17,613

	$136,838			$143,307

Net interest income/margin FTE basis		$2,578	2.87%		$2,510	2.66%

(1)	Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits.

The rates for total deposit costs equal 0.83% and 1.42% for the nine months ended September 30, 2010 and 2009, respectively.

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Selected Ratios

As of and for Quarter Ended
9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Return on average assets (non-GAAP)*	(0.62%)	(0.98%)	(0.74%)	(1.70%)	(1.24%)
Return on average assets, excluding regulatory charge (non-GAAP)*	(0.62%)	(0.40%)	(0.74%)	(1.70%)	(1.24%)
Return on average common equity*	(5.91%)	(9.62%)	(7.28%)	(16.40%)	(11.55%)
Return on average tangible common equity (non-GAAP)*	(10.31%)	(16.89%)	(12.69%)	(28.03%)	(19.48%)
Return on average tangible common equity, excluding regulatory charge (non-GAAP)*	(10.31%)	(6.82%)	(12.69%)	(28.03%)	(19.48%)
Efficiency Ratio (non-GAAP) (4)	71.6%	69.5%	74.3%	75.4%	74.1%
Common equity per share	$10.98	$11.23	$11.77	$11.97	$12.53
Tangible common book value per share (non-GAAP)	$6.22	$6.45	$6.71	$6.89	$7.40
Stockholders’ equity to total assets	12.86%	12.90%	12.85%	12.56%	13.21%
Tangible common stockholders’ equity to tangible assets (non-GAAP)	6.13%	6.26%	6.09%	6.03%	6.56%
Tier 1 Common risk-based ratio (non-GAAP) (1)	7.6%	7.7%	7.1%	7.1%	7.9%
Tier 1 Capital (1)	12.1%	12.0%	11.7%	11.5%	12.2%
Total Risk-Based Capital (1)	16.0%	15.9%	15.8%	15.8%	16.3%
Allowance for credit losses as a percentage of loans, net of unearned income (2)	3.86%	3.79%	3.69%	3.52%	2.90%
Allowance for loan losses as a percentage of loans, net of unearned income	3.77%	3.71%	3.61%	3.43%	2.83%
Allowance for loan losses to non-performing loans (3)	0.94	x	0.92	x	0.86	x	0.89	x	0.82	x
Net interest margin (FTE)	2.96%	2.87%	2.77%	2.72%	2.73%
Loans, net of unearned income, to total deposits	88.9%	89.3%	89.7%	91.9%	97.8%
Net charge-offs as a percentage of average loans*	3.52%	2.99%	3.16%	2.99%	2.86%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans and other real estate	4.98%	4.94%	5.15%	4.83%	4.40%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans and other real estate (3)	4.52%	4.65%	4.86%	4.49%	3.99%
Non-performing assets (including loans 90 days past due) as a percentage of loans and other real estate	5.68%	5.65%	5.94%	5.59%	5.08%
Non-performing assets (including loans 90 days past due) as a percentage of loans and other real estate (3)	5.21%	5.35%	5.65%	5.24%	4.68%

*	Annualized
(1)	Current quarter Tier 1 Common, Tier 1 and Total Risk-Based Capital ratios are estimated
(2)	The allowance for credit losses reflects the allowance related to both loans on the balance sheet and exposure related to unfunded commitments and standby letters of credit
(3)	Excludes loans held for sale
(4)	Efficiency ratio is shown on an operating basis and excludes adjustments as noted on page 27 in the Reconciliation to GAAP Financial Measures schedule

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Loans

Loan Portfolio - Period End Data

($ amounts in millions)	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09	9/30/10 vs. 6/30/10		9/30/10 vs. 9/30/09
Commercial and industrial	$21,501	$21,096	$21,220	$21,547	$21,925	$405	1.9%	$(424)	-1.9%
Commercial real estate mortgage - owner-occupied	11,850	11,967	12,028	12,054	12,103	(117)	-1.0%	(253)	-2.1%
Commercial real estate construction - owner-occupied	522	547	598	751	875	(25)	-4.6%	(353)	-40.3%

Total commercial	33,873	33,610	33,846	34,352	34,903	263	0.8%	(1,030)	-3.0%
Commercial investor real estate mortgage	14,489	15,152	15,702	16,109	16,190	(663)	-4.4%	(1,701)	-10.5%
Commercial investor real estate construction	2,975	3,778	4,703	5,591	6,616	(803)	-21.3%	(3,641)	-55.0%

Total investor real estate	17,464	18,930	20,405	21,700	22,806	(1,466)	-7.7%	(5,342)	-23.4%
Residential first mortgage	15,723	15,567	15,592	15,632	15,513	156	1.0%	210	1.4%
Home equity	14,534	14,802	15,066	15,381	15,630	(268)	-1.8%	(1,096)	-7.0%
Indirect	1,657	1,900	2,162	2,452	2,755	(243)	-12.8%	(1,098)	-39.9%
Other consumer	1,169	1,136	1,103	1,157	1,147	33	2.9%	22	1.9%

	$84,420	$85,945	$88,174	$90,674	$92,754	$(1,525)	-1.8%	$(8,334)	-9.0%

Loan Portfolio - Average Balances

($ amounts in millions)	3Q10	2Q10	1Q10	4Q09	3Q09	3Q10 vs. 2Q10		3Q10 vs. 3Q09
Commercial and industrial	$21,313	$21,109	$21,429	$21,570	$22,443	$204	1.0%	$(1,130)	-5.0%
Commercial real estate mortgage - owner-occupied	11,944	12,005	12,056	12,127	12,188	(61)	-0.5%	(244)	-2.0%
Commercial real estate construction - owner-occupied	516	563	686	819	944	(47)	-8.3%	(428)	-45.3%

Total commercial	33,773	33,677	34,171	34,516	35,575	96	0.3%	(1,802)	-5.1%
Commercial investor real estate mortgage	15,090	15,586	16,220	16,292	16,470	(496)	-3.2%	(1,380)	-8.4%
Commercial investor real estate construction	3,477	4,340	5,071	6,145	7,010	(863)	-19.9%	(3,533)	-50.4%

Total investor real estate	18,567	19,926	21,291	22,437	23,480	(1,359)	-6.8%	(4,913)	-20.9%
Residential first mortgage	15,632	15,537	15,567	15,521	15,508	95	0.6%	124	0.8%
Home equity	14,684	14,947	15,237	15,515	15,714	(263)	-1.8%	(1,030)	-6.6%
Indirect	1,776	2,028	2,310	2,601	2,923	(252)	-12.4%	(1,147)	-39.2%
Other consumer	1,184	1,151	1,147	1,176	1,154	33	2.9%	30	2.6%

	$85,616	$87,266	$89,723	$91,766	$94,354	$(1,650)	-1.9%	$(8,738)	-9.3%

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Deposits

Deposit Portfolio - Period End Data

($ amounts in millions)	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09	9/30/10 vs. 6/30/10		9/30/10 vs. 9/30/09
Customer Deposits
Interest-free deposits	$25,300	$22,993	$23,391	$23,204	$21,226	$2,307	10.0%	$4,074	19.2%
Interest-bearing checking	12,409	15,148	15,715	15,791	13,688	(2,739)	-18.1%	(1,279)	-9.3%
Savings	4,544	4,475	4,394	4,073	4,025	69	1.5%	519	12.9%
Money market - domestic	27,983	26,773	26,196	23,291	22,327	1,210	4.5%	5,656	25.3%
Money market - foreign	509	502	635	766	941	7	1.4%	(432)	-45.9%

Low-cost deposits	70,745	69,891	70,331	67,125	62,207	854	1.2%	8,538	13.7%
Time deposits	24,177	26,298	27,939	31,468	32,582	(2,121)	-8.1%	(8,405)	-25.8%

Total customer deposits	94,922	96,189	98,270	98,593	94,789	(1,267)	-1.3%	133	0.1%

Corporate Treasury Deposits
Time deposits	56	61	62	87	91	(5)	-8.2%	(35)	-38.5%

Total Deposits	$94,978	$96,250	$98,332	$98,680	$94,880	$(1,272)	-1.3%	$98	0.1%

Deposit Portfolio - Average Balances

($ amounts in millions)	3Q10	2Q10	1Q10	4Q09	3Q09	3Q10 vs. 2Q10		3Q10 vs. 3Q09
Customer Deposits
Interest-free deposits	$23,706	$23,688	$22,817	$22,149	$21,122	$18	0.1%	$2,584	12.2%
Interest-bearing checking	13,606	15,651	15,709	14,279	13,934	(2,045)	-13.1%	(328)	-2.4%
Savings	4,517	4,478	4,215	4,064	4,038	39	0.9%	479	11.9%
Money market - domestic	27,574	26,670	24,961	22,956	22,103	904	3.4%	5,471	24.8%
Money market - foreign	514	632	754	852	1,004	(118)	-18.7%	(490)	-48.8%

Low-cost deposits	69,917	71,119	68,456	64,300	62,201	(1,202)	-1.7%	7,716	12.4%
Time deposits	25,100	26,872	29,707	31,961	32,481	(1,772)	-6.6%	(7,381)	-22.7%

Total customer deposits	95,017	97,991	98,163	96,261	94,682	(2,974)	-3.0%	335	0.4%

Corporate Treasury Deposits
Time deposits	61	61	72	85	103	—	NM	(42)	-40.8%

Total Deposits	$95,078	$98,052	$98,235	$96,346	$94,785	$(2,974)	-3.0%	$293	0.3%

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Pre-Tax Pre-Provision Net Revenue (“PPNR”) and Adjusted PPNR (non-GAAP)

The table below presents computations of pre-tax pre-provision net revenue excluding certain adjustments (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

($ amounts in millions)	3Q10	2Q10	1Q10	4Q09	3Q09	3Q10 vs. 2Q10		3Q10 vs. 3Q09
Net Interest Income (GAAP)	$868	$856	$831	$850	$845	$12	1.4%	$23	2.7%
Non-Interest Income (GAAP)	750	756	812	718	772	(6)	-0.8%	(22)	-2.8%

Total Revenue (GAAP)	1,618	1,612	1,643	1,568	1,617	6	0.4%	1	0.1%
Non-Interest Expense (GAAP)	1,163	1,326	1,230	1,219	1,243	(163)	-12.3%	(80)	-6.4%

Pre-tax Pre-provision Net Revenue (GAAP)	$455	$286	$413	$349	$374	169	59.1%	81	21.7%
Adjustments:
Regulatory charge	—	200	—	—	—	(200)	NM	—	NM
Securities (gains) losses, net	(2)	—	(59)	96	(4)	(2)	NM	2	-50.0%
Leveraged lease termination gains	—	—	(19)	(71)	(4)	—	NM	4	NM
Loss (gain) on extinguishment of debt	—	—	53	—	—	—	NM	—	NM
Securities impairment, net	1	—	1	—	3	1	NM	(2)	NM
Branch consolidation costs (1)	—	—	8	12	41	—	NM	(41)	NM

Total adjustments	(1)	200	(16)	37	36	(201)	-100.5%	(37)	-102.8%

Adjusted PPNR (non-GAAP)	$454	$486	$397	$386	$410	$(32)	-6.6%	$44	10.7%

(1)	Includes $7 million of net occupancy expense and $1 million in valuation charges in 1Q10; $3 million of net occupancy expense, $6 million of salary expense and $3 million in valuation charges in 4Q09; and $9 million of net occupancy expense, $7 million of furniture and equipment expense and $25 million in valuation charges in 3Q09.

Categorization of Income related to

Mortgage Servicing Rights (MSRs) (2)

($ amounts in millions)	3Q10	2Q10	1Q10	4Q09	3Q09	3Q10 vs. 2Q10		3Q10 vs. 3Q09
Net interest income (3)	$—	$—	$3	$20	$—	—	NM	—	NM
Brokerage, investment banking and capital markets (4)	—	—	4	5	—	—	NM	—	NM
Mortgage income (5)	2	12	16	(4)	19	(10)	-83.3%	(17)	-89.5%

	$2	$12	$23	$21	$19	(10)	-83.3%	(17)	-89.5%

(2)	This table details the impact of changes in valuation of mortgage servicing rights and related hedging instruments on various categories in the consolidated statements of operations.
(3)	Interest earned on trading securities used to hedge MSRs.
(4)	Mark-to-market impact of trading securities used to hedge MSRs.
(5)	Net effect of mark-to-market impact of MSRs and derivatives used to hedge MSRs.

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Non-Interest Income and Expense

Non-Interest Income and Expense

Non-Interest Income

($ amounts in millions)	3Q10	2Q10	1Q10	4Q09	3Q09	3Q10 vs. 2Q10		3Q10 vs. 3Q09
Service charges on deposit accounts	$294	$302	$288	$299	$300	$(8)	-2.6%	$(6)	-2.0%
Brokerage, investment banking and capital markets	257	254	236	257	252	3	1.2%	5	2.0%
Mortgage income	66	63	67	46	76	3	4.8%	(10)	-13.2%
Trust department income	49	49	48	48	49	—	0.0%	—	0.0%
Securities gains (losses), net	2	—	59	(96)	4	2	NM	(2)	NM
Insurance income	25	26	27	25	25	(1)	-3.8%	—	0.0%
Leveraged lease termination gains	—	—	19	71	4	—	—	(4)	NM
Other	57	62	68	68	62	(5)	-8.1%	(5)	-8.1%

Total non-interest income	$750	$756	$812	$718	$772	$(6)	-0.8%	$(22)	-2.8%

Non-Interest Expense
($ amounts in millions)	3Q10	2Q10	1Q10	4Q09	3Q09	3Q10 vs. 2Q10		3Q10 vs. 3Q09
Salaries and employee benefits	$582	$560	$575	$566	$578	$22	3.9%	$4	0.7%
Net occupancy expense	110	110	120	114	121	—	0.0%	(11)	-9.1%
Furniture and equipment expense	75	79	74	74	83	(4)	-5.1%	(8)	-9.6%
Professional and legal fees	71	75	66	108	98	(4)	-5.3%	(27)	-27.6%
Marketing expense	22	18	15	18	20	4	22.2%	2	10.0%
Amortization of core deposit intangible	27	27	28	29	30	—	0.0%	(3)	-10.0%
Other real estate owned expense	65	41	42	64	61	24	58.5%	4	6.6%
Other-than-temporary impairments, net	1	—	1	—	3	1	NM	(2)	NM
FDIC premiums	51	58	59	54	56	(7)	-12.1%	(5)	-8.9%
Valuation charges associated with branch consolidations	—	—	1	3	25	—	—	(25)	NM
Loss on early extinguishment of debt	—	—	53	—	—	—	—	—	—
Regulatory charge	—	200	—	—	—	(200)	NM	—	—
Other	159	158	196	189	168	1	0.6%	(9)	-5.4%

Total non-interest expense	$1,163	$1,326	$1,230	$1,219	$1,243	$(163)	-12.3%	$(80)	-6.4%

•	Non-interest revenues decreased 1% linked quarter, primarily driven lower by impact from Regulation E
•	Service charge income declined $8 million or 3% linked quarter, as revenue was impacted by changes associated with Regulation E, which was fully implemented in the third quarter
•	The actual impact from Regulation E changes, which was previously estimated at $72 million for the second half of 2010, will be less than previously forecasted; impact is now expected to be between $50 - $60 million, with approximately $16 million being reflected in the quarter ended September 30, 2010
•	Brokerage income increased $3 million to $257 million, driven by an increase in fixed income capital markets activity
•	Mortgage income increased $3 million linked quarter, driven by a record number of mortgage originations as customers took advantage of low rates and refinanced. Origination volumes increased approximately $575 million to $2.4 billion in the third quarter.
•	Non-interest expenses, as adjusted for prior quarter’s regulatory charge, increased $37 million, or 3 percent linked quarter due to a rise in credit-related costs
•	Salaries and benefits expense increased 4% linked quarter, driven by higher deferred compensation costs
•	Professional and legal fees declined $4 million linked quarter, although they remain elevated and continue to be impacted by Morgan Keegan litigation and credit-related costs
•	Other real estate owned (“OREO”) expense and gains/losses on loans held for sale (included in other non-interest expense) increased $31 million linked quarter, which reflected approximately $30 million in losses related to the bulk sale of undeveloped land

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Morgan Keegan

Morgan Keegan

Summary Income Statement (1)

($ amounts in millions)	3Q10	2Q10	1Q10	4Q09	3Q09	3Q10 vs. 2Q10		3Q10 vs. 3Q09
Net interest income (3)	$15	$15	$14	$14	$14	$—	0.0%	$1	7.1%
Non-interest income	309	292	297	320	316	17	5.8%	(7)	-2.2%
Non-interest expense	289	275	272	305	284	14	5.1%	5	1.8%
Regulatory charge	—	200	—	—	—	(200)	NM	—	—

Pre-tax Income	35	(168)	39	29	46	203	NM	(11)	—
Income tax expense (benefit)	13	(12)	14	11	17	25	-208.3%	(4)	-23.5%

Net income (loss)	$22	$(180)	$25	$18	$29	202	-112.2%	(7)	-24.1%

Breakout of Revenue by Division (2)

($ amounts in millions)	Private Client	Fixed- Income Capital Markets	Equity Capital Markets	Investment Banking	Regions MK Trust	Asset Management	Interest & Other
Three months ended September 30, 2010
$ amount of revenue	$119	$89	$12	$32	$54	$3	$19
% of gross revenue	36.3%	27.1%	3.7%	9.8%	16.5%	0.9%	5.7%
Three months ended June 30, 2010
$ amount of revenue	$119	$79	$15	$35	$52	$5	$5
% of gross revenue	38.4%	25.5%	4.8%	11.3%	16.8%	1.6%	1.6%
Nine months ended September 30, 2010
$ amount of revenue	$352	$240	$40	$94	$155	$12	$59
% of gross revenue	37.0%	25.2%	4.2%	9.9%	16.3%	1.3%	6.1%
Nine months ended September 30, 2009
$ amount of revenue	$305	$269	$44	$68	$148	$36	$74
% of gross revenue	32.3%	28.5%	4.7%	7.2%	15.7%	3.8%	7.8%

(1)	Certain amounts in the prior periods have been reclassified to reflect current period presentation
(2)	“Breakout of Revenue by Division” has been adjusted to reflect changes in the company’s reporting structure
(3)	Net interest income in the Summary Income Statement is illustrated on a net basis, whereas the Breakout of Revenue by Division, revenue is illustrated on a gross basis. 3Q10, 2Q10, 1Q10, 4Q09 and 3Q09 in the Summary Income Statement exclude $3 million each quarter of gross interest income.

•

Morgan Keegan’s Fixed Income Capital Markets continues to be benefited by the lower interest rate environment as its depository customers purchased short-term securities in order to deploy some of their excess cash on hand.

•

Under a new leadership team, Investment Banking division has seen its revenue increase 38% on a year-to-date comparison versus the prior year. The primary driver of the increase has been success within its specialized industries, such as Healthcare and Technology.

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Credit Quality

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Allowance for credit losses (ACL)	$3,256	$3,256	$3,250	$3,188	$2,690
Provision for loan losses	760	651	770	1,179	1,025
Provision for unfunded credit losses	—	5	(8)	10	10
Net loans charged-off:*
Commercial and industrial	89	87	92	76	137
Commercial real estate mortgage - owner-occupied	64	39	32	38	17
Commercial real estate construction - owner-occupied	3	3	14	9	2

Total commercial	156	129	138	123	156
Commercial investor real estate mortgage	254	203	207	210	196
Commercial investor real estate construction	171	133	150	159	148

Total investor real estate	425	336	357	369	344
Residential first mortgage	58	61	62	55	57
Home equity	102	106	116	113	94
Indirect	3	4	8	10	10
Other consumer	15	15	19	22	19

Total	$759	$651	$700	$692	$680

Net loan charge-offs as a % of average loans, annualized *
Commercial and industrial	1.66%	1.65%	1.74%	1.39%	2.43%
Commercial real estate mortgage - owner-occupied	2.12%	1.28%	1.09%	1.26%	0.55%
Commercial real estate construction - owner-occupied	1.95%	2.17%	8.41%	4.45%	0.88%

Total commercial	1.83%	1.53%	1.64%	1.41%	1.73%
Commercial investor real estate mortgage	6.67%	5.22%	5.17%	5.11%	4.74%
Commercial investor real estate construction	19.57%	12.33%	12.00%	10.26%	8.40%

Total investor real estate	9.09%	6.77%	6.80%	6.52%	5.83%
Residential first mortgage	1.48%	1.58%	1.63%	1.40%	1.45%
Home equity	2.74%	2.84%	3.07%	2.89%	2.37%
Indirect	0.64%	0.72%	1.38%	1.58%	1.46%
Other consumer	5.03%	5.23%	6.68%	7.37%	6.21%

Total	3.52%	2.99%	3.16%	2.99%	2.86%

Non-accrual loans, excluding loans held for sale	$3,372	$3,473	$3,706	$3,488	$3,216
Foreclosed properties	461	546	610	607	503

Non-performing assets, excluding loans held for sale	$3,833	$4,019	$4,316	$4,095	$3,719
Non-performing loans held for sale	393	256	256	317	380

Non-performing assets (NPAs)	$4,226	$4,275	$4,572	$4,412	$4,099

Loans past due > 90 days*	$593	$612	$700	$688	$643
Commercial loans restructured not included in categories above	$173	$47	$48	$25	$16
Consumer loans restructured not included in categories above**	$1,126	$1,192	$1,258	$1,583	$1,400

Total restructured loans not included in categories above	$1,299	$1,239	$1,306	$1,608	$1,416

Credit Ratios:
ACL/Loans, net	3.86%	3.79%	3.69%	3.52%	2.90%
ALL/Loans, net	3.77%	3.71%	3.61%	3.43%	2.83%
Allowance for loan losses to non-performing loans - excludes loans held for sale	0.94x	0.92x	0.86x	0.89x	0.82x
NPAs (ex. 90+ past due)/Loans and foreclosed properties	4.98%	4.94%	5.15%	4.83%	4.40%
NPAs (ex. 90+ past due)/Loans and foreclosed properties - excludes loans held for sale	4.52%	4.65%	4.86%	4.49%	3.99%
NPAs (inc. 90+ past due)/Loans and foreclosed properties	5.68%	5.65%	5.94%	5.59%	5.08%
NPAs (inc. 90+ past due)/Loans and foreclosed properties - excludes loans held for sale	5.21%	5.35%	5.65%	5.24%	4.68%

*	See pages 14-17 for loan portfolio (risk view) breakout
**	At 9/30/10, 66 percent of consumer loans restructured not included in categories above consist of residential first mortgages.

Allowance for Credit Losses

($ amounts in millions)	Nine Months Ended September 30
	2010	2009
Balance at beginning of year	$3,188	$1,900
Net loans charged-off	(2,110)	(1,561)
Provision for loan losses	2,181	2,362
Provision for unfunded credit commitments	(3)	(11)

Balance at end of period	$3,256	$2,690

Components:
Allowance for loan losses	$3,185	$2,627
Reserve for unfunded credit commitments	71	63

Allowance for credit losses	$3,256	$2,690

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Total Loan Portfolio

	3Q2010		2Q2010		1Q2010		4Q2009		3Q2009
($ millions)	$	% Total	$	% Total	$	% Total	$	% Total	$	% Total
Commercial and Industrial	21,501	25.5%	21,096	24.6%	21,220	24.1%	21,547	23.8%	21,925	23.6%
Commercial Real Estate Mortgage - OO	11,850	14.0%	11,967	13.9%	12,028	13.6%	12,054	13.3%	12,103	13.0%
Commercial Real Estate Construction - OO	522	0.6%	547	0.6%	598	0.7%	751	0.8%	875	0.9%

Total Commercial	33,873	40.1%	33,610	39.1%	33,846	38.4%	34,352	37.9%	34,903	37.6%

Commercial Investor Real Estate Mortgage	14,489	17.2%	15,152	17.6%	15,702	17.8%	16,109	17.8%	16,190	17.5%
Commercial Investor Real Estate Construction	2,975	3.5%	3,778	4.4%	4,703	5.3%	5,591	6.2%	6,616	7.1%

Total Investor Real Estate	17,464	20.7%	18,930	22.0%	20,405	23.1%	21,700	23.9%	22,806	24.6%

Residential First Mortgage	15,723	18.6%	15,567	18.1%	15,592	17.7%	15,632	17.2%	15,513	16.7%
Home Equity	14,534	17.2%	14,802	17.2%	15,066	17.1%	15,381	17.0%	15,630	16.9%
Direct	828	1.0%	799	0.9%	774	0.9%	783	0.9%	797	0.9%
Indirect	1,657	2.0%	1,900	2.2%	2,162	2.5%	2,452	2.7%	2,755	3.0%
Other Consumer	341	0.4%	337	0.4%	329	0.4%	374	0.4%	350	0.4%

Total Consumer	33,083	39.2%	33,405	38.9%	33,923	38.5%	34,622	38.2%	35,045	37.8%

Total Loans	84,420	100.0%	85,945	100.0%	88,174	100.0%	90,674	100.0%	92,754	100.0%

OO = Owner Occupied

IRE = Investor Real Estate

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Net Charge-Offs

	3Q2010		2Q2010		1Q2010		4Q2009		3Q2009
($ millions)	$	%	$	%	$	%	$	%	$	%
Commercial and Industrial	89	1.66%	87	1.65%	92	1.74%	76	1.39%	137	2.43%
Commercial Real Estate Mortgage - OO	64	2.12%	39	1.28%	32	1.09%	38	1.26%	17	0.55%
Commercial Real Estate Construction - OO	3	1.95%	3	2.17%	14	8.41%	9	4.45%	2	0.88%

Total Commercial	156	1.83%	129	1.53%	138	1.64%	123	1.41%	156	1.73%

Commercial Investor Real Estate Mortgage	254	6.67%	203	5.22%	207	5.17%	210	5.11%	196	4.74%
Commercial Investor Real Estate Construction	171	19.57%	133	12.33%	150	12.00%	159	10.26%	148	8.40%

Total Investor Real Estate	425	9.09%	336	6.77%	357	6.80%	369	6.52%	344	5.83%

Residential First Mortgage	58	1.48%	61	1.58%	62	1.63%	55	1.40%	57	1.45%
Home Equity	102	2.74%	106	2.84%	116	3.07%	113	2.89%	94	2.37%
Direct	2	1.18%	3	1.51%	4	1.85%	4	2.07%	5	2.47%
Indirect	3	0.64%	4	0.72%	8	1.38%	10	1.58%	10	1.46%
Other Consumer	13	13.84%	12	13.47%	15	16.90%	18	18.46%	14	15.61%

Total Consumer	178	2.13%	186	2.22%	205	2.42%	200	2.28%	180	2.03%

Total Net Charge-Offs	759	3.52%	651	2.99%	700	3.16%	692	2.99%	680	2.86%

OO = Owner Occupied

IRE = Investor Real Estate

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

90+ Days Past Due Loans

	3Q2010		2Q2010		1Q2010		4Q2009		3Q2009
($ millions)	$	%	$	%	$	%	$	%	$	%
Commercial and Industrial	5	0.03%	7	0.03%	24	0.11%	24	0.11%	13	0.06%
Commercial Real Estate Mortgage - OO	6	0.05%	4	0.04%	6	0.05%	16	0.13%	12	0.10%
Commercial Real Estate Construction - OO	—	0.00%	—	0.00%	—	0.00%	2	0.24%	1	0.10%

Total Commercial	11	0.03%	11	0.03%	30	0.09%	42	0.12%	26	0.07%

Commercial Investor Real Estate Mortgage	6	0.04%	26	0.17%	42	0.27%	22	0.14%	29	0.18%
Commercial Investor Real Estate Construction	2	0.05%	4	0.10%	6	0.14%	8	0.14%	11	0.16%

Total Investor Real Estate	8	0.04%	30	0.16%	48	0.24%	30	0.14%	40	0.18%

Residential First Mortgage	369	2.35%	349	2.24%	365	2.34%	361	2.31%	345	2.23%
Home Equity	198	1.36%	215	1.45%	249	1.65%	241	1.57%	222	1.42%
Direct	2	0.21%	1	0.14%	1	0.17%	2	0.30%	2	0.22%
Indirect	2	0.14%	3	0.12%	3	0.16%	6	0.24%	4	0.16%
Other Consumer	3	0.79%	3	0.90%	4	1.20%	6	1.34%	4	1.07%

Total Consumer	574	1.74%	571	1.71%	622	1.83%	616	1.78%	577	1.65%

Total 90+ Days Past Due Loans	593	0.70%	612	0.71%	700	0.79%	688	0.76%	643	0.69%

OO = Owner Occupied

IRE = Investor Real Estate

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Non-Accrual Loans (excludes loans held for sale)

	3Q2010		2Q2010		1Q2010		4Q2009		3Q2009
($ millions)	$	%	$	%	$	%	$	%	$	%
Total Commercial & Industrial	502	2.33%	479	2.27%	517	2.43%	427	1.98%	381	1.73%
Total Commercial Real Estate Mortgage - OO	616	5.20%	680	5.68%	623	5.18%	560	4.65%	450	3.72%
Total Commercial Real Estate Construction - OO	35	6.65%	37	6.77%	38	6.47%	50	6.69%	47	5.33%

Total Commercial	1,153	3.40%	1,196	3.56%	1,178	3.48%	1,037	3.02%	878	2.52%

Total Commercial Investor Real Estate Mortgage	1,347	9.30%	1,286	8.49%	1,343	8.55%	1,203	7.47%	1,184	7.31%
Total Commercial Investor Real Estate Construction	561	18.87%	754	19.94%	986	20.97%	1,067	19.07%	992	14.99%

Total Investor Real Estate	1,908	10.93%	2,040	10.77%	2,329	11.41%	2,270	10.46%	2,176	9.54%

Residential First Mortgage	267	1.70%	212	1.36%	199	1.28%	180	1.15%	162	1.05%
Home Equity	44	0.30%	25	0.17%	—	0.00%	1	0.00%	—	0.00%
Direct	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Indirect	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other Consumer	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Consumer	311	0.94%	237	0.71%	199	0.59%	181	0.52%	162	0.46%

Total Non-Accrual Loans	3,372	3.99%	3,473	4.04%	3,706	4.20%	3,488	3.85%	3,216	3.47%

OO = Owner Occupied

IRE = Investor Real Estate

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THIRD QUARTER 2010 EARNINGS RELEASE

Total Loan Portfolio $84.4bn

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THIRD QUARTER 2010 EARNINGS RELEASE

Investor Real Estate Portfolio is Well Diversified

21% of Total Portfolio

*	Other includes states with exposure of less than 2%

FINANCIAL SUPPLEMENT TO

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Investor Real Estate

Multi Family Properties: Geographic Diversification and Lower Loss Severity

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Investor Real Estate

Retail Properties: Geographic Diversification and Lower Loss Severity

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2010 EARNINGS RELEASE

Home Equity Lending Net Charge-off Analysis

		3Q10			2Q10			1Q10			4Q09			3Q09
($ in millions)		1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total
Florida	Net Charge-off %*	2.37%	6.83%	5.09%	3.12%	7.10%	5.57%	2.92%	7.96%	6.04%	3.17%	7.47%	5.83%	2.19%	6.33%	4.77%
	$ Losses	$12.6	$56.6	$69.2	$16.5	$59.7	$76.2	$15.4	$68.2	$83.6	$17.4	$66.4	$83.8	$12.1	$57.4	$69.5
	Balance	$2,090.0	$3,253.6	$5,343.6	$2,098.0	$3,333.3	$5,431.3	$2,126.5	$3,424.9	$5,551.4	$2,169.7	$3,485.5	$5,655.2	$2,181.0	$3,570.4	$5,751.4
	Original LTV	65.0%	75.4%	71.3%	65.7%	76.1%	72.1%
All Other States	Net Charge-off %*	0.98%	1.71%	1.38%	0.75%	1.67%	1.26%	0.74%	1.85%	1.35%	0.93%	1.39%	1.18%	0.56%	1.33%	0.98%
	$ Losses	$10.5	$21.8	$32.3	$8.0	$21.6	$29.6	$7.9	$24.0	$31.9	$10.4	$18.8	$29.2	$6.2	$18.3	$24.5
	Balance	$4,187.6	$5,002.4	$9,190.0	$4,250.3	$5,120.4	$9,370.7	$4,306.0	$5,208.4	$9,514.4	$4,394.8	$5,330.6	$9,725.4	$4,451.0	$5,428.0	$9,879.0
	Original LTV	66.9%	79.2%	73.5%	67.7%	79.8%	74.2%
Totals	Net Charge-off %*	1.45%	3.72%	2.74%	1.53%	3.81%	2.84%	1.46%	4.27%	3.07%	1.67%	3.79%	2.89%	1.09%	3.32%	2.37%
	$ Losses	$23.1	$78.4	$101.5	$24.5	$81.3	$105.8	$23.3	$92.2	$115.5	$27.8	$85.2	$113.0	$18.3	$75.7	$94.0
	Balance	$6,277.6	$8,256.0	$14,533.6	$6,348.3	$8,453.7	$14,802.0	$6,432.5	$8,633.3	$15,065.8	$6,564.5	$8,816.1	$15,380.6	$6,632.0	$8,998.4	$15,630.4
	Original LTV	66.2%	77.6%	72.6%

*	22% Florida second lien concentration driving results
*	Second lien, Florida net charge-offs represent 56% of 3Q10 net charge-offs but just 22% of outstanding balances.
*	Net charge-offs in Florida approximately 3.7 times non-Florida net charge-off rate
*	Origination quality solid with an average FICO of 779 and an average LTV of 63%; Property value declines driving losses

Notes:	* Recoveries are pro-rated based on charge-off balances.
* Balances shown on an ending basis. Net loss rates calculated using average balances
* Original LTVs shown for current period only; prior period LTVs not materially different

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THIRD QUARTER 2010 EARNINGS RELEASE

Credit Costs Remain Elevated

(in millions)	3Q09	4Q09	1Q10	2Q10	3Q10
Net Charge-offs
IRE Valuation Losses	$191	$215	$198	$142	$132
Investor Real Estate (IRE)	45	55	59	74	73
Commercial	136	107	128	117	143
Consumer Real Estate	150	168	177	167	160
Other Consumer	30	32	28	19	18

Net Charge-offs excluding charge-offs from Sales / Transfers to HFS	552	577	590	519	526
Sales/Transfer to HFS	128	115	110	132	233

Total Net Charge-offs	$680	$692	$700	$651	$759

Net Loss / (Gain) - HFS Sales	1	2	6	(9)	(2)
HFS Write-downs (1)	9	9	10	5	7
OREO expense	61	65	42	40	65

Total Credit Costs	$751	$768	$758	$687	$829

(1)	Reflects write-downs subsequent to initial move to held for sale and write-downs upon transfer to OREO

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THIRD QUARTER 2010 EARNINGS RELEASE

Elevated Gross NPA Migration

•	Non-Performing Asset migration remains elevated. Quarter over quarter, the gross migration increased 61% as a result of higher Land/Condo/Single Family and Income Producing CRE NPA inflow.

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THIRD QUARTER 2010 EARNINGS RELEASE

Gross and Net NPA Migration Elevated

($ in millions)	3Q 2009	4Q 2009	1Q 2010	2Q 2010	3Q 2010
Beginning Non-Performing Assets¹	$3,057	$3,719	$4,095	$4,316	$4,019
Additions	$1,667	$1,404	$1,306	$887	$1,433
Payments	(90)	(88)	(124)	(135)	(150)
Returned to Accruing Status	(42)	(44)	(55)	(58)	(100)
Charge-Offs / OREO Write-Downs	(440)	(451)	(443)	(402)	(421)
Net Additions	$1,095	$821	$684	$292	$762
Dispositions	(232)	(312)	(376)	(430)	(616)
Moved to Held for Sale	(201)	(133)	(87)	(159)	(332)
Ending Non-Performing Assets¹	$3,719	$4,095	$4,316	$4,019	$3,833
Change Versus Previous Quarter	$662	$376	$221	($297)	($186)

[1]	Excludes Loans Held for Sale

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THIRD QUARTER 2010 EARNINGS RELEASE

Additional Financial and Operational Data

	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Associate headcount	27,898	27,895	28,213	28,509	28,995
Total branch outlets	1,774	1,774	1,774	1,895	1,895
ATMs	2,150	2,162	2,198	2,304	2,313
Morgan Keegan offices	329	325	321	324	339

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THIRD QUARTER 2010 EARNINGS RELEASE

Reconciliation to GAAP Financial Measures

The table below presents computations of earnings and certain other financial measures excluding regulatory charge (non-GAAP). The regulatory charge is included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes that the exclusion of the regulatory charge in expressing earnings and certain other financial measures, including “earnings (loss) per common share, excluding regulatory charge”, “return on average assets, excluding regulatory charge” and “return on average tangible common equity, excluding regulatory charge” (explained on next page) provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business, because management does not consider the regulatory charge to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes: preparation of Regions’ operating budgets; monthly financial performance reporting; monthly close-out “flash” reporting of consolidated results (management only); and presentations to investors of company performance. Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies and procedures in place to identify and address expenses that qualify for non-GAAP presentation, including authorization and system controls to ensure accurate period to period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes the regulatory charge does not represent the amount that effectively accrues directly to stockholders (i.e. the regulatory charge is a reduction in earnings and stockholders’ equity).

		As of and for Quarter Ended
($ amounts in millions, except per share data)		09/30/10	06/30/10	03/31/10	12/31/09	09/30/09
Income (loss)
Net income (loss) (GAAP)		$(155)	$(277)	$(196)	$(543)	$(377)
Preferred dividends and accretion (GAAP)		(54)	(58)	(59)	(63)	(60)

Net income (loss) available to common shareholders (GAAP)	A	$(209)	$(335)	$(255)	$(606)	$(437)

Net income (loss) available to common shareholders (GAAP)		$(209)	$(335)	$(255)	$(606)	$(437)
Regulatory charge, net of tax		—	200	—	—	—

Net income (loss) available to common shareholders, excluding regulatory charge (non-GAAP)	B	$(209)	$(135)	$(255)	$(606)	$(437)

Weighted-average diluted shares	C	1,257	1,200	1,194	1,191	1,189
Earnings (loss) per common share - diluted (GAAP)	A/C	(0.17)	(0.28)	(0.21)	(0.51)	(0.37)
Earnings (loss) per common share, excluding regulatory charge - diluted (non-GAAP)	B/C	(0.17)	(0.11)	(0.21)	(0.51)	(0.37)

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non interest expense divided by total revenue. Management uses the efficiency ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Net interest income on a fully taxable-equivalent basis (GAAP) and non-interest income (GAAP) are added together to arrive at total revenue (GAAP). Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		As of and for Quarter Ended
($ amounts in millions)		09/30/10	06/30/10	03/31/10	12/31/09	09/30/09
Non-interest expense (GAAP)		$1,163	$1,326	$1,230	$1,219	$1,243
Adjustments:
Regulatory charge, net of tax		—	(200)	—	—	—
(Loss) gain on extinguishment of debt		—	—	(53)	—	—
Securities impairment, net		(1)	—	(1)	—	(3)
Branch consolidation costs (1)		—	—	(8)	(12)	(41)

Adjusted non-interest expense (non-GAAP)	D	$1,162	$1,126	$1,168	$1,207	$1,199

Net interest income, taxable-equivalent basis (GAAP)		$876	$863	$839	$857	$853
Non-interest income (GAAP)		750	756	812	718	772

Total revenue (GAAP)		$1,626	$1,619	$1,651	$1,575	$1,625

Adjustments:
Securities (gains) losses, net		(2)	—	(59)	96	(4)
Leveraged lease termination gains		—	—	(19)	(71)	(4)

Adjusted total revenue (non-GAAP)	E	$1,624	$1,619	$1,573	$1,600	$1,617

Efficiency ratio (non-GAAP)	D/E	71.6%	69.5%	74.3%	75.4%	74.1%

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THIRD QUARTER 2010 EARNINGS RELEASE

Reconciliation to GAAP Financial Measures

The following tables also provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to Tier 1 capital (regulatory) and to “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the Supervisory Capital Assessment Program (“SCAP”), these regulators began supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		09/30/10	06/30/10	03/31/10	12/31/09	09/30/09
RETURN ON AVERAGE ASSETS
Average assets (GAAP)	F	$133,729	$137,285	$139,565	$141,133	$140,305
Return on average assets (GAAP) (1)	A/F	-0.62%	-0.98%	-0.74%	-1.70%	-1.24%

Return on average assets, excluding regulatory charge (non-GAAP) (1)	B/F	-0.62%	-0.40%	-0.74%	-1.70%	-1.24%

RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Average stockholders’ equity (GAAP)		$17,382	$17,559	$17,798	$18,248	$18,612
Less: Average intangible assets (GAAP)		5,989	6,019	6,046	6,077	6,108
Average preferred equity (GAAP)		3,364	3,576	3,605	3,606	3,606

Average tangible common stockholders’ equity (non-GAAP)	G	$8,029	$7,964	$8,147	$8,565	$8,898
Return on average tangible common stockholders’ equity (GAAP) (1)	A/G	-10.31%	-16.89%	-12.69%	-28.03%	-19.48%

Return on average tangible common stockholders’ equity, excluding regulatory charge (non-GAAP) (1)	B/G	-10.31%	-6.82%	-12.69%	-28.03%	-19.48%

TANGIBLE COMMON RATIOS
Stockholders’ equity (GAAP)		$17,163	$17,463	$17,638	$17,881	$18,492
Less: Intangible assets (GAAP)		5,975	6,004	6,031	6,060	6,093
Preferred equity (GAAP)		3,370	3,360	3,610	3,602	3,612

Tangible common stockholders’ equity (non-GAAP)	H	$7,818	$8,099	$7,997	$8,219	$8,787
Total assets (GAAP)		$133,498	$135,340	$137,230	$142,318	$139,986
Less: Intangible assets (GAAP)		5,975	6,004	6,031	6,060	6,093

Tangible assets (non-GAAP)	I	$127,523	$129,336	$131,199	$136,258	$133,893
Shares outstanding–end of quarter	J	1,256	1,256	1,192	1,193	1,188
Tangible common stockholders’ equity to tangible assets (non-GAAP)	H/I	6.13%	6.26%	6.09%	6.03%	6.56%
Tangible common book value per share (non-GAAP)	H/J	$6.22	$6.45	$6.71	$6.89	$7.40
TIER 1 COMMON RISK-BASED RATIO (2)
Stockholders’ equity (GAAP)		$17,163	$17,463	$17,638	$17,881	$18,492
Accumulated other comprehensive (income) loss		(208)	(306)	(144)	(130)	(143)
Non-qualifying goodwill and intangibles		(5,729)	(5,752)	(5,771)	(5,792)	(5,821)
Disallowed deferred tax assets		(427)	(443)	(932)	(947)	(485)
Disallowed servicing assets		(20)	(22)	(27)	(25)	(21)
Qualifying non-controlling interests		92	92	91	91	91
Qualifying trust preferred securities		846	846	846	846	846

Tier 1 capital (regulatory)		$11,717	$11,878	$11,701	$11,924	$12,959
Qualifying non-controlling interests		(92)	(92)	(91)	(91)	(91)
Qualifying trust preferred securities		(846)	(846)	(846)	(846)	(846)
Preferred stock		(3,370)	(3,360)	(3,610)	(3,602)	(3,612)

Tier 1 common equity (non-GAAP)	K	$7,409	$7,580	$7,154	$7,385	$8,410
Risk-weighted assets (regulatory)	L	97,088	98,653	100,323	103,330	106,673
Tier 1 common risk-based ratio (non-GAAP)	K/L	7.6%	7.7%	7.1%	7.1%	7.9%

(1)	Income statement amounts have been annualized in calculation
(2)	Current quarter amount and the resulting ratio is estimated

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SECOND QUARTER 2010 EARNINGS RELEASE

Forward-Looking Statements

This supplement may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•

The Dodd-Frank Wall Street Reform and Consumer Protection Act became law on July 21, 2010 and a number of legislative, regulatory and tax proposals remain pending. Additionally, the U.S. Treasury and federal banking regulators continue to implement, but are also beginning to wind down, a number of programs to address capital and liquidity issues in the banking system. All of the foregoing may have significant effects on Regions and the financial services industry, the exact nature of which cannot be determined at this time.

•

The impact of compensation and other restrictions imposed under the Troubled Asset Relief Program (“TARP”) until Regions repays the outstanding preferred stock issued under TARP including restrictions on Regions’ ability to attract and retain talented executives and employees.

•	Possible additional loan losses, impairment of goodwill and other intangibles and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital.

•	Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

•

Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular, including any prolonging or worsening of the current unfavorable economic conditions, including unemployment levels.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•

Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses.

•	The cost and other effects of material contingencies, including litigation contingencies and any adverse judicial, administrative or arbitral rulings or proceedings.

•	The effects of increased competition from both banks and non-banks.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as floods, droughts and hurricanes and the effects of the Gulf of Mexico oil spill.

•	Regions’ ability to maintain favorable ratings from ratings agencies.

•	Potential dilution of holders of shares of Regions’ common stock resulting from the U.S. Treasury’s investment in TARP.

•	Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes.

•	The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally.

•	Regions’ ability to receive dividends from its subsidiaries.

•	The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party.

•	The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, please look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Forms 10-Q for the quarter ended June 30, 2010 and March 31, 2010, as on file with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Regions’ Investor Relations contact is List Underwood at (205) 801-0265; Regions’ Media contact is Tim Deighton at (205) 264-4551